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                                                                    Exhibit 23.9


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-112949 of Enersis S.A. on Form F-4, of our reports dated January 17, 2004 relating to the financial statements of Centrais Eietricas Cachoeira Dourada S.A. and CIEN - Companhia de Interconexao Energetica as of and for the years ended December 31, 2003 and 2002, not presented separately (which reports express an unqualified opinion and include an explanatory paragraph relating to the effects of the application of the accounting principles generally accepted on the United States of America on the financial statements), appearing in the Annual Report on Form 20-F of Enersis for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE TOUCHE TOHMATSU
Auditores Independentes
Rio de Janeiro, Brazil
June 30, 2004